FOR IMMEDIATE RELEASE
DATE: October 24, 2019

HERITAGE FINANCIAL ANNOUNCES THIRD QUARTER 2019 RESULTS AND DECLARES REGULAR AND SPECIAL CASH DIVIDENDS

•	Diluted earnings per share were $0.48 for the quarter ended September 30, 2019 compared to $0.43 for the linked-quarter ended June 30, 2019 and $0.42 for the quarter ended September 30, 2018.

•	Heritage declared a regular cash dividend of $0.19 per share and declared a special dividend of $0.10 per common share on October 23, 2019.

•	Total deposits increased $214.5 million, or 4.9%, to $4.56 billion at September 30, 2019 from $4.35 billion at June 30, 2019.

•
Return on average assets was 1.31%, return on average equity was 8.86% and return on average tangible common equity was 13.66% for the quarter ended September 30, 2019 compared to 1.20%, 8.19% and 12.89% for the quarter ended June 30, 2019, respectively.

•	Efficiency ratio improved to 62.55% for the quarter ended September 30, 2019 compared to 64.62% for the linked-quarter ended June 30, 2019 and 66.68% for the quarter ended September 30, 2018.

•
Noninterest expense to average total assets, annualized, improved to 2.69% for the quarter ended September 30, 2019 from 2.81% for the linked-quarter ended June 30, 2019 and 2.97% for the quarter ended September 30, 2018.

•	Heritage repurchased 265 thousand shares, or approximately 0.7% of common stock outstanding at June 30, 2019, at a weighted average price of $26.23 during quarter ended September 30, 2019.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank, today reported that the Company had net income of $17.9 million for the quarter ended September 30, 2019 compared to $16.0 million for the linked-quarter ended June 30, 2019 and $15.5 million for the quarter ended September 30, 2018. Diluted earnings per share for the quarter ended September 30, 2019 was $0.48 compared to $0.43 for the linked-quarter ended June 30, 2019 and $0.42 for the quarter ended September 30, 2018.
Jeffrey J. Deuel, President and Chief Executive Officer of Heritage commented, “We are pleased with our overall financial performance. Although loan growth was muted due to continued high loan prepayments, we saw strong deposit growth during the third quarter which helped us fund asset growth and cross the $5.5 billion asset level. We are particularly pleased with the growth in noninterest bearing demand deposits which helps mitigate the impacts of the rate environment on our net interest margin.
“We are also pleased with our efforts to make a difference in our local communities. We are proud to be a construction lender and tax credit investor to Bridge Housing’s Cornelius Place project. In partnership with the City of Cornelius, Bienestar and Bridge Housing, we financed this completed and occupied 45-unit senior affordable housing apartment building located in Cornelius, Oregon.
"In addition, Heritage continues to be a driving force behind small business lending in Washington and Oregon. In the SBA 504 loan program, Heritage Bank ranked #1 in production in the Seattle district during the twelve months ended September 30 and, in the 7(a) loan program for the Seattle and Portland districts combined, we increased production by 150% from the prior year."

Financial Highlights
The following table provides financial highlights for the dates indicated:

	As of Period End or for the Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(Dollars in thousands, except per share amounts)
Net income	$17,895	$15,984	$15,504
Diluted earnings per share	$0.48	$0.43	$0.42
Return on average assets, annualized	1.31%	1.20%	1.17%
Return on average equity, annualized	8.86%	8.19%	8.26%
Return on average tangible common equity, annualized	13.66%	12.89%	13.49%
Net interest margin	4.21%	4.33%	4.41%
Cost of total deposits	0.38%	0.37%	0.27%
Efficiency ratio	62.55%	64.62%	66.68%
Noninterest expense to average total assets, annualized	2.69%	2.81%	2.97%
Total assets	$5,515,185	$5,376,686	$5,276,214
Total loans receivable, net	$3,694,825	$3,681,920	$3,614,579
Total deposits	$4,562,257	$4,347,708	$4,398,127
Loan to deposit ratio(1)	81.8%	85.5%	83.0%
Book value per share	$21.96	$21.60	$20.24
Tangible book value per share	$14.90	$14.56	$13.11
(1) Loans receivable, net of deferred costs divided by deposits
Total loans receivable, net increased $12.9 million, or 0.4%, to $3.69 billion at September 30, 2019 from $3.68 billion at June 30, 2019 due primarily to an increase in consumer loans of $10.6 million, total commercial business loans of $8.0 million, and one-to-four family residential loans of $3.7 million, offset partially by a decrease in total real estate construction and land development loans of $8.9 million.
The following table summarizes the Company's loan portfolio by type of loan at the dates indicated:

	September 30, 2019		June 30, 2019		December 31, 2018
	Balance	% of Total	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$853,995	22.9%	$845,046	22.7%	$853,606	23.4%
Owner-occupied commercial real estate	787,591	21.1	772,499	20.8	779,814	21.3%
Non-owner occupied commercial real estate	1,316,992	35.3	1,333,047	35.8	1,304,463	35.7%
Total commercial business	2,958,578	79.3	2,950,592	79.3	2,937,883	80.4
One-to-four family residential	121,174	3.2	117,425	3.2	101,763	2.8
Real estate construction and land development:
One-to-four family residential	98,034	2.6	111,319	3.0	102,730	2.8
Five or more family residential and commercial properties	147,686	4.0	143,341	3.8	112,730	3.1
Total real estate construction and land development	245,720	6.6	254,660	6.8	215,460	5.9
Consumer	403,485	10.8	392,926	10.6	395,545	10.8
Gross loans receivable	3,728,957	99.9	3,715,603	99.9	3,650,651	99.9

Deferred loan costs, net	2,386	0.1	2,680	0.1	3,509	0.1
Loans receivable, net	3,731,343	100.0%	3,718,283	100.0%	3,654,160	100.0%
Allowance for loan losses	(36,518)		(36,363)		(35,042)
Total Loans receivable, net	$3,694,825		$3,681,920		$3,619,118
Total deposits increased $214.5 million, or 4.9%, to $4.56 billion at September 30, 2019 from $4.35 billion at June 30, 2019 due to an increase in total non-maturity deposits of $194.0 million, or 5.0%. Noninterest demand deposits increased $108.7 million, or 8.2%, to $1.43 billion, or 31.3% of total deposits, at September 30, 2019 from $1.32 billion, or 30.3% of total deposits, at June 30, 2019. Certificate of deposit accounts increased $20.5 million, or 4.1%, to $524.3 million at September 30, 2019 from $503.8 million at June 30, 2019. Non-maturity deposits as a percentage of total deposits increased slightly to 88.5% as of September 30, 2019 from 88.4% as of June 30, 2019. There were no Federal Home Loan Bank Advances outstanding at September 30, 2019 compared to $90.7 million outstanding at June 30, 2019 as the increase in total deposits funded the full repayment during the quarter ended September 30, 2019.
The following table summarizes the Company's deposits at the dates indicated:

	September 30, 2019		June 30, 2019		December 31, 2018
	Balance	% of Total	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Noninterest bearing demand deposits	$1,429,435	31.3%	$1,320,743	30.3%	$1,362,268	30.7%
Interest bearing demand deposits	1,324,177	29.0	1,263,843	29.1	1,317,513	29.7
Money market accounts	776,107	17.0	757,156	17.4	765,316	17.3
Savings accounts	508,228	11.2	502,198	11.6	520,413	11.8
Total non-maturity deposits	4,037,947	88.5	3,843,940	88.4	3,965,510	89.5
Certificates of deposit	524,310	11.5	503,768	11.6	466,892	10.5
Total deposits	$4,562,257	100.0%	$4,347,708	100.0%	$4,432,402	100.0%
During the quarter ended September 30, 2019, the Company repurchased 264,712 shares of its common stock at an weighted average price per share of $26.23, or $6.9 million in total under its current stock repurchase plan. As of September 30, 2019, there were 639,922 shares available for repurchase under the current stock repurchase plan.
The Company and Heritage Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them to be categorized as “well-capitalized”. The Company had common equity Tier 1 risk-based, Tier 1 leverage, Tier 1 risk-based and total risk-based capital ratios of 11.6%, 10.8%, 12.1% and 12.9%, respectively, at September 30, 2019, compared to 11.8%, 10.8%, 12.2% and 13.0%, respectively, at June 30, 2019 and 11.7%, 10.5%, 12.1%, and 12.9%, respectively, at December 31, 2018.

Credit Quality
The allowance for loan losses increased $155,000, or 0.4%, to $36.5 million at September 30, 2019 from $36.4 million at June 30, 2019. The increase was due to provision for loan losses of $466,000, offset partially by net charge-offs of $311,000 recognized during the quarter ended September 30, 2019 due primarily to net charge-offs of $374,000 on a large volume of small dollar consumer loans and a commercial and industrial loan charge-off of $249,000, offset partially by a recovery of $292,000 from a previously charged off non-owner occupied commercial real estate loan. Net charge-offs were $1.2 million for the linked-quarter ended June 30, 2019 and $562,000 for the same quarter in 2018.
Nonperforming assets increased to 0.77% of total assets at September 30, 2019 compared to 0.38% of total assets at June 30, 2019. The increase was due primarily to an increase in nonaccrual loans as a result of the addition of two commercial lending relationships totaling $22.3 million which showed increased signs of cash flow deterioration during the quarter ended September 30, 2019. One of the relationships is an agricultural business relationship of $20.0 million, of which $6.8 million was previously classified as troubled debt restructured ("TDR") loans.

Changes in nonaccrual loans during the periods indicated were as follows:

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(Dollars in thousands)
Balance, beginning of period	$19,293	$17,461	$16,523
Addition of previously classified pass graded loans	275	3,583	1,177
Addition of previously classified potential problem loans	15,645	164	645
Addition of previously classified TDR loans	7,051	—	—
Net principal payments	(454)	(1,554)	(3,409)
Acquired in Premier Merger	—	—	130
Charge-offs	(299)	(361)	(286)
Balance, end of period	$41,511	$19,293	$14,780
The increase to the ratio of nonperforming assets to total assets was partially offset by a decrease in other real estate owned of $383,000, or 31.3%, to $841,000 at September 30, 2019 from $1.2 million at June 30, 2019. This decrease was due primarily to the sale of a property which occurred during the quarter ended September 30, 2019.
Potential problem loans decreased $28.8 million, or 25.2%, to $85.3 million at September 30, 2019 compared to $114.1 million at June 30, 2019. The decrease was primarily attributed to the transfer of four commercial lending relationships totaling $17.7 million at June 30, 2019 to nonaccrual or TDR status including $11.3 million related to the one agricultural business relationship previously discussed. The activity for the quarter ended September 30, 2019 also includes payment in full of two commercial and industrial relationships totaling $3.3 million and the significant pay down of two commercial business lines of credit totaling $3.1 million.
Changes in potential problem loans during the periods indicated were as follows:

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(Dollars in thousands)
Balance, beginning of period	$114,095	$94,116	$101,491
Addition of previously classified pass graded loans	5,566	30,911	8,451
Acquired in Premier Merger	—	—	10,139
Upgrades to pass graded loan status	(5,958)	(2,858)	(6,230)
Net principal payments	(8,962)	(3,091)	(7,065)
Transfers of loans to nonaccrual and TDR status	(19,319)	(4,743)	(1,001)
Charge-offs	(83)	(240)	(43)
Balance, end of period	$85,339	$114,095	$105,742
The allowance for loan losses to loans receivable, net, remained at 0.98% at both September 30, 2019 and June 30, 2019. Included in the carrying value of loans are net discounts on loans purchased in mergers and acquisitions which may reduce the need for an allowance for loan losses on these loans because they are carried at an amount below the outstanding principal balance. The remaining net discount on purchased loans was $9.1 million at September 30, 2019 compared to $10.0 million at June 30, 2019 and $13.4 million at September 30, 2018.
The allowance for loan losses to nonaccrual loans decreased to 87.97% at September 30, 2019 compared to 188.48% at June 30, 2019. The decrease was the result of the significant additions to nonaccrual loans during the quarter ended September 30, 2019 which did not require proportional increase in the specific reserve based on the specific impairment analysis. The Company believes that its allowance for loan losses is appropriate to provide for probable incurred credit losses based on an evaluation of known and inherent risks in the loan portfolio at September 30, 2019.

Operating Results
Net interest income decreased $293,000, or 0.6%, to $50.2 million for the quarter ended September 30, 2019 from $50.5 million for the linked-quarter ended June 30, 2019 due primarily to a decrease in the yield of interest earning assets substantially as a result of decreasing interest rates on adjustable rate commercial business loans from the decreases in short-term market rates during the quarter ended September 30, 2019. Net interest income decreased $883,000, or 1.7%, compared to $51.1 million for the same period in 2018 due to a decrease in the loan yield, primarily as a result of lower incremental accretion on purchased loans, and an increase in the cost of total interest bearing deposits, offset partially by a higher average balance and yield on taxable security investments.
Net interest margin decreased 12 basis points to 4.21% for the quarter ended September 30, 2019 from 4.33% for the linked-quarter ended June 30, 2019 and decreased 20 basis points from 4.41% for the quarter ended September 30, 2018 due primarily to decreases in loan yields and increases in the cost of total interest bearing deposits.
Loan yield decreased 12 basis points to 5.16% for the quarter ended September 30, 2019 from 5.28% for the linked-quarter ended June 30, 2019 due partly to decreases in the short-term market rates during the quarter ended September 30, 2019 and a decrease of five basis points due to the reversal of loan interest income related to the one agricultural business relationship of $20.0 million which was transferred to nonaccrual status during the quarter ended September 30, 2019. Additionally, loan yield decreased four basis points due to lower incremental accretion on purchased loans during the quarter ended September 30, 2019. Loan yield decreased 14 basis points from 5.30% for the quarter ended September 30, 2018 due primarily to lower incremental accretion on purchased loans of 17 basis points and the reversal of interest income from the transfer of the agricultural relationship to nonaccrual during the quarter ended September 30, 2019, offset partially by higher short-term market rates during the quarter ended September 30, 2019 compared to the same period in 2018.
The impact on loan yield from incremental accretion on purchased loans decreased four basis points to 0.12% for the quarter ended September 30, 2019 from 0.16% for the linked-quarter ended June 30, 2019 and decreased 17 basis points from 0.29% for the quarter end September 30, 2018. The decreases were primarily a result of the decrease in the balances of loans acquired in the mergers with Puget Sound Bancorp, Inc. and Premier Commercial Bancorp (the "Premier and Puget Mergers") both of which occurred in 2018. The incremental accretion and the impact to loan yield will change during any period based on the volume of prepayments, but it is expected to decrease over time as the balance of the purchased loans decreases.
The following table presents the net interest margin, loan yield and the effect of the incremental accretion on purchased loans on these ratios for the periods presented below:

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(Dollars in thousands)
Yield non-GAAP reconciliations:(2)
Net interest margin (GAAP)	4.21%	4.33%	4.41%
Exclude impact on net interest margin from incremental accretion on purchased loans(1)	0.09%	0.12%	0.23%
Net interest margin, excluding incremental accretion on purchased loans (non- GAAP)(1)	4.12%	4.21%	4.18%

Loan yield (GAAP)	5.16%	5.28%	5.30%
Exclude impact on loan yield from incremental accretion on purchased loans(1)	0.12%	0.16%	0.29%
Loan yield, excluding incremental accretion on purchased loans (non-GAAP)(1)	5.04%	5.12%	5.01%

Incremental accretion on purchased loans(1)	$1,090	$1,416	$2,637

(1)
As of the date of completion of each merger and acquisition transaction, purchased loans were recorded at their estimated fair value, including our estimate of future expected cash flows until the ultimate resolution of these credits. The difference between the contractual loan balance and the fair value represents the purchased discount. The purchased discount is accreted into income over the estimated remaining life of the loan or pool of loans, based upon results of the quarterly cash flow re-estimation. The incremental accretion income represents the amount of income recorded on the purchased loans in excess of the contractual stated interest rate in the individual loan notes.

(2)	See Non-GAAP Financial Measures section herein.

The yield on the aggregate investment portfolio decreased nine basis points to 2.71% for the quarter ended September 30, 2019 from 2.80% for the linked-quarter ended June 30, 2019 due to a decrease in market interest rates impacting adjustable rate securities. The yield on the aggregate investment portfolio increased 13 basis points from 2.58% for the quarter ended September 30, 2018 due primarily to the effect of higher yielding interest rates on new purchases of investment securities.
The cost of total deposits increased one basis point to 0.38% during the quarter ended September 30, 2019 from 0.37% during the linked-quarter ended June 30, 2019 due to competitive pressures. The cost of total deposits increased 11 basis points compared to 0.27% during the same quarter in 2018 due to an increase in interest rates and competitive pressures.
Donald J. Hinson, Executive Vice President and Chief Financial Officer, commented, “We are pleased with the stabilization of our cost of total deposits while at the same time growing deposits significantly during the quarter. The increase in noninterest bearing demand deposits played a significant role in maintaining our low cost of deposits and is evidence of our continued successful focus on relationship banking in the communities we serve."
The provision for loan losses decreased $901,000, or 65.9%, to $466,000 for the quarter ended September 30, 2019 from $1.4 million for the linked-quarter ended June 30, 2019 due primarily to a decrease in net-charge-offs to $311,000 during the quarter ended September 30, 2019 compared to net-charge-offs of $1.2 million during the linked-quarter ended June 30, 2019. The provision for loan losses decreased $599,000, or 56.2%, compared to $1.1 million for the quarter ended September 30, 2018 due primarily to the provision expense necessary during the quarter ended September 30, 2018 as a result of increases in total loan balances from the Premier and Puget Mergers. The amount of provision for loan losses during the quarter ended September 30, 2019 was necessary to increase the allowance for loan losses to an amount that management determined to be appropriate at September 30, 2019 based on the use of a consistent methodology.
Noninterest income increased $894,000, or 11.8%, to $8.5 million for the quarter ended September 30, 2019 from the linked-quarter ended June 30, 2019 primarily due to an increase in gain on sale of loans, net of $625,000 as gains on sales of mortgage loans increased and, based on a rate environment more favorable to sales, the Bank resumed sales of the guaranteed portion of Small Business Administration ("SBA") loans. In addition, the gain on sale of investment securities, net increased $199,000. Proceeds from the sale of mortgage loans and the guaranteed portion of SBA loans increased $16.8 million, or 147.6%, to $28.2 million during the quarter ended September 30, 2019 from $11.4 million for the linked quarter ended June 30, 2019. Noninterest income increased $408,000, or 5.1%, from $8.1 million for the same period in 2018 due primarily to increases in the gain on sale of loans, net and gain on sale of investment securities, net.
Noninterest expense decreased $828,000, or 2.2%, to $36.7 million for the quarter ended September 30, 2019 from $37.5 million for the linked-quarter ended June 30, 2019 due primarily to a decrease in federal deposit insurance premium expense as a result of a small bank credit awarded by the Federal Deposit Insurance Corporation ("FDIC") recognized during the quarter ended September 30, 2019. The Bank has $883,000 in small bank credits on future assessments remaining as of September 30, 2019, which may be recognized in future periods when allowed for by the FDIC upon insurance fund levels being met. The decrease in noninterest expense was also due to a decrease in other real estate owned, net expense due to the $279,000 loss on disposition of other real estate owned property recognized during the quarter ended June 30, 2019. The decrease in noninterest expense was partially offset by an increase in state/municipal business and use taxes expense as a result of an assessment in the amount of $537,000 from a Washington State Department of Revenue Business and Occupation audit and an increase in professional service expense of $171,000 due to consulting fees related to the implementation efforts for the pending Current Expected Credit Losses accounting standard.
Noninterest expense decreased $2.7 million, or 6.9%, compared to $39.5 million for the quarter ended September 30, 2018. Acquisition-related expenses incurred during the quarter ended September 30, 2018 were approximately $3.4 million, of which $1.9 million and $1.1 million were due to compensation and employee benefits expense and professional service expense, respectively. There were no acquisition-related expenses incurred during the quarter ended September 30, 2019.
Income tax expense was $3.6 million for the quarter ended September 30, 2019 compared to $3.2 million for the linked-quarter ended June 30, 2019 and $3.1 million for the comparable quarter ended September 30, 2018. The effective tax rate was 16.8% for the quarter ended September 30, 2019 compared to 16.7% for the linked-quarter ended June 30, 2019 and 16.9% for the quarter ended September 30, 2018.

Dividends
On October 23, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.19 per share and a special cash dividend of $0.10 per common share. The dividends are payable on November 21, 2019 to shareholders of record as of the close of business on November 7, 2019.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on October 24, 2019 at 11:00 a.m. Pacific time. To access the call, please dial (800) 230-1059 a few minutes prior to 11:00 a.m. Pacific time. The call will be available for replay through November 7, 2019, by dialing (800) 475-6701 -- access code 472935.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branching network of 62 banking offices in Washington and Oregon. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President & Chief Financial Officer, (360) 943-1500

Non-GAAP Financial Measures
This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures in addition to results presented in accordance with GAAP. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital reflected in the current quarter and year-to-date results and facilitate comparison of our performance with the performance of our peers. Where applicable, the Company has also presented comparable earnings information using GAAP financial measures. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below.

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollar amounts in thousands, except per share amounts)
Tangible common equity to tangible assets and tangible book value per share:
Total stockholders' equity (GAAP)	$804,127	$796,625	$778,191	$760,723	$746,133
Exclude intangible assets	(258,527)	(259,502)	(260,528)	(261,553)	(262,565)
Tangible common equity (non-GAAP)	$545,600	$537,123	$517,663	$499,170	$483,568

Total assets (GAAP)	$5,515,185	$5,376,686	$5,342,099	$5,316,927	$5,276,214
Exclude intangible assets	(258,527)	(259,502)	(260,528)	(261,553)	(262,565)
Tangible assets (non-GAAP)	$5,256,658	$5,117,184	$5,081,571	$5,055,374	$5,013,649

Stockholders' equity to total assets (GAAP)	14.6%	14.8%	14.6%	14.3%	14.1%
Tangible common equity to tangible assets (non-GAAP)	10.4%	10.5%	10.2%	9.9%	9.6%

Shares outstanding	36,618,381	36,882,771	36,899,138	36,874,055	36,873,123
Book value per share (GAAP)	$21.96	$21.60	$21.09	$20.63	$20.24
Tangible book value per share (non-GAAP)	$14.90	$14.56	$14.03	$13.54	$13.11

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(Dollar amounts in thousands)
Return on average tangible common equity, annualized:
Net income (GAAP)	$17,895	$15,984	$15,504
Exclude amortization of intangible assets	975	1,026	1,114
Exclude tax effect of adjustment	(205)	(215)	(234)
Tangible net income (non-GAAP)	$18,665	$16,795	$16,384

Average stockholders' equity (GAAP)	$801,393	$782,719	$744,389
Exclude average intangible assets	(259,166)	(260,167)	(262,644)
Average tangible common stockholders' equity (non-GAAP)	$542,227	$522,552	$481,745

Return on average equity, annualized (GAAP)	8.86%	8.19%	8.26%
Return on average tangible common equity, annualized (non-GAAP)	13.66%	12.89%	13.49%

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(Dollars in thousands)
Net interest margin, excluding incremental accretion on purchased loans, annualized and loan yield, excluding incremental accretion on purchased loans, annualized:
Net interest income (GAAP)	$50,243	$50,536	$51,126
Exclude incremental accretion on purchased loans	(1,090)	(1,416)	(2,637)
Adjusted net interest income (non-GAAP)	$49,153	$49,120	$48,489

Average total interest earning assets, net	$4,736,704	$4,681,588	$4,596,734
Net interest margin, annualized (GAAP)	4.21%	4.33%	4.41%
Net interest margin, excluding incremental accretion on purchased loans, annualized (non-GAAP)	4.12%	4.21%	4.18%

Interest and fees on loans (GAAP)	$47,845	$48,107	$48,301
Exclude incremental accretion on purchased loans	(1,090)	(1,416)	(2,637)
Adjusted interest and fees on loans (non-GAAP)	$46,755	$46,691	$45,664

Average total loans receivable, net	$3,677,405	$3,654,475	$3,618,031
Loan yield, annualized (GAAP)	5.16%	5.28%	5.30%
Loan yield, excluding incremental accretion on purchased loans, annualized (non-GAAP)	5.04%	5.12%	5.01%

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in Heritage's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2019 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollar amounts in thousands, except shares)

	September 30, 2019	June 30, 2019	December 31, 2018
Assets
Cash on hand and in banks	$115,500	$95,878	$92,704
Interest earning deposits	121,468	43,412	69,206
Cash and cash equivalents	236,968	139,290	161,910
Investment securities available for sale	966,102	960,680	976,095
Loans held for sale	5,211	3,692	1,555
Loans receivable, net	3,731,343	3,718,283	3,654,160
Allowance for loan losses	(36,518)	(36,363)	(35,042)
Total loans receivable, net	3,694,825	3,681,920	3,619,118
Other real estate owned	841	1,224	1,983
Premises and equipment, net	86,563	84,296	81,100
Federal Home Loan Bank stock, at cost	6,377	10,005	6,076
Bank owned life insurance	102,981	94,417	93,612
Accrued interest receivable	14,722	15,401	15,403
Prepaid expenses and other assets	142,068	126,259	98,522
Other intangible assets, net	17,588	18,563	20,614
Goodwill	240,939	240,939	240,939
Total assets	$5,515,185	$5,376,686	$5,316,927

Liabilities and Stockholders' Equity
Deposits	$4,562,257	$4,347,708	$4,432,402
Federal Home Loan Bank advances	—	90,700	—
Junior subordinated debentures	20,522	20,448	20,302
Securities sold under agreement to repurchase	25,883	23,141	31,487
Accrued expenses and other liabilities	102,396	98,064	72,013
Total liabilities	4,711,058	4,580,061	4,556,204

Common stock	585,581	591,703	591,806
Retained earnings	206,021	195,168	176,372
Accumulated other comprehensive gain (loss), net	12,525	9,754	(7,455)
Total stockholders' equity	804,127	796,625	760,723
Total liabilities and stockholders' equity	$5,515,185	$5,376,686	$5,316,927

Shares outstanding	36,618,381	36,882,771	36,874,055

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Interest income:
Interest and fees on loans	$47,845	$48,107	$48,301	$142,651	$127,601
Taxable interest on investment securities	5,704	5,933	4,662	17,460	12,259
Nontaxable interest on investment securities	798	893	1,085	2,641	3,646
Interest on other interest earning assets	537	283	558	1,155	1,016
Total interest income	54,884	55,216	54,606	163,907	144,522
Interest expense:
Deposits	4,250	4,017	3,014	11,870	7,169
Junior subordinated debentures	332	340	330	1,026	928
Other borrowings	59	323	136	444	721
Total interest expense	4,641	4,680	3,480	13,340	8,818
Net interest income	50,243	50,536	51,126	150,567	135,704
Provision for loan losses	466	1,367	1,065	2,753	3,967
Net interest income after provision for loan losses	49,777	49,169	50,061	147,814	131,737
Noninterest income:
Service charges and other fees	4,779	4,845	4,824	14,109	14,062
Gain on sale of investment securities, net	281	33	82	329	135
Gain on sale of loans, net	993	368	706	1,613	2,286
Interest rate swap fees	152	161	—	313	360
Other income	2,253	2,157	2,438	7,087	6,330
Total noninterest income	8,458	7,564	8,050	23,451	23,173
Noninterest expense:
Compensation and employee benefits	21,733	21,982	23,804	65,629	64,492
Occupancy and equipment	5,268	5,451	5,020	16,177	14,457
Data processing	2,333	2,109	2,343	6,615	7,455
Marketing	816	1,106	876	3,020	2,507
Professional services	1,434	1,305	2,119	3,912	8,485
State/municipal business and use taxes	1,370	809	795	2,977	2,199
Federal deposit insurance premium	9	426	375	720	1,105
Other real estate owned, net	(35)	289	18	340	18
Amortization of intangible assets	975	1,026	1,114	3,026	2,705
Other expense	2,816	3,044	2,997	8,375	8,491
Total noninterest expense	36,719	37,547	39,461	110,791	111,914
Income before income taxes	21,516	19,186	18,650	60,474	42,996
Income tax expense	3,621	3,202	3,146	10,043	6,548
Net income	$17,895	$15,984	$15,504	$50,431	$36,448

Basic earnings per share	$0.49	$0.43	$0.42	$1.37	$1.04
Diluted earnings per share	$0.48	$0.43	$0.42	$1.36	$1.04
Dividends declared per share	$0.19	$0.18	$0.15	$0.55	$0.45

Average number of basic shares outstanding	36,742,862	36,870,159	36,771,946	36,812,548	34,650,448
Average number of diluted shares outstanding	36,876,548	37,014,873	36,963,244	36,973,024	34,820,602

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	As of Period End
	September 30, 2019	June 30, 2019	December 31, 2018
Capital Ratios:
Stockholders' equity to total assets	14.6%	14.8%	14.3%
Tangible common equity to tangible assets	10.4%	10.5%	9.9%
Common equity Tier 1 capital to risk-weighted assets	11.6%	11.8%	11.7%
Tier 1 leverage capital to average quarterly assets	10.8%	10.8%	10.5%
Tier 1 capital to risk-weighted assets	12.1%	12.2%	12.1%
Total capital to risk-weighted assets	12.9%	13.0%	12.9%

	Three Months Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Allowance for Loan Losses:
Balance, beginning of period	$36,363	$36,152	$33,972	$35,042	$32,086
Provision for loan losses	466	1,367	1,065	2,753	3,967
Charge-offs:
Commercial business	(306)	(774)	(300)	(1,183)	(923)
One-to-four family residential	(15)	(15)	(15)	(45)	(30)
Consumer	(501)	(566)	(530)	(1,653)	(1,709)
Total charge-offs	(822)	(1,355)	(845)	(2,881)	(2,662)
Recoveries:
Commercial business	381	62	121	602	690
Real estate construction and land development	3	7	3	628	5
Consumer	127	130	159	374	389
Total recoveries	511	199	283	1,604	1,084
Net charge-offs	(311)	(1,156)	(562)	(1,277)	(1,578)
Balance, end of period	$36,518	$36,363	$34,475	$36,518	$34,475
Net charge-offs on loans to average loans, annualized	0.03%	0.13%	0.06%	0.05%	0.06%

	Three Months Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Other Real Estate Owned:
Balance, beginning of period	$1,224	$1,904	$434	$1,983	$—
Additions from transfer of loan	—	—	—	—	434
Additions from acquisitions	—	—	1,796	—	1,796
Proceeds from dispositions	(435)	(350)	(198)	(864)	(198)
Gain (loss) on sales, net	52	(279)	—	(227)	—
Valuation adjustments	—	(51)	—	(51)	—
Balance, end of period	$841	$1,224	$2,032	$841	$2,032

	Three Months Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Gain on Sale of Loans, net:
Mortgage loans	$728	$368	$706	$1,348	$1,930
SBA loans	265	—	—	265	356
Total gain on sale of loans, net	$993	$368	$706	$1,613	$2,286

	As of Period End
	September 30, 2019	June 30, 2019	December 31, 2018
Nonperforming Assets:
Nonaccrual loans by type:
Commercial business	$40,742	$18,287	$12,564
One-to-four family residential	19	19	71
Real estate construction and land development	560	793	899
Consumer	190	194	169
Total nonaccrual loans(1)	41,511	19,293	13,703
Other real estate owned	841	1,224	1,983
Nonperforming assets	$42,352	$20,517	$15,686

Restructured performing loans	$19,416	$25,925	$22,736
Accruing loans past due 90 days or more	—	—	—
Potential problem loans(2)	85,339	114,095	101,349
Allowance for loan losses to:
Loans receivable, net	0.98%	0.98%	0.96%
Nonaccrual loans	87.97%	188.48%	255.73%
Nonperforming loans to loans receivable, net	1.11%	0.52%	0.37%
Nonperforming assets to total assets	0.77%	0.38%	0.30%

(1)	At September 30, 2019, June 30, 2019 and December 31, 2018, $17.5 million, 8.1 million and $6.9 million of nonaccrual loans were also considered troubled debt restructured loans, respectively.

(2)
Potential problem loans are those loans that are currently accruing interest and are not considered impaired, but which are being monitored because the financial information of the borrower causes the Company concern as to their ability to comply with their loan repayment terms.

	Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest Earning Assets:
Total loans receivable, net (2) (3)	$3,677,405	$47,845	5.16%	$3,654,475	$48,107	5.28%	$3,618,031	$48,301	5.30%
Taxable securities	823,498	5,704	2.75	840,254	5,933	2.83	707,597	4,662	2.61
Nontaxable securities (3)	129,061	798	2.45	139,278	893	2.57	176,322	1,085	2.44
Other interest earning assets	106,740	537	2.00	47,581	283	2.39	94,784	558	2.34
Total interest earning assets	4,736,704	54,884	4.60%	4,681,588	55,216	4.73%	4,596,734	54,606	4.71%
Noninterest earning assets	679,687			669,217			681,831
Total assets	$5,416,391			$5,350,805			$5,278,565
Interest Bearing Liabilities:
Certificates of deposit	$508,092	$1,861	1.45%	$514,220	$1,694	1.32%	$512,547	$1,184	0.92%
Savings accounts	507,533	680	0.53	500,135	707	0.57	518,937	541	0.41
Interest bearing demand and money market accounts	2,040,926	1,709	0.33	2,016,901	1,616	0.32	2,044,236	1,289	0.25
Total interest bearing deposits	3,056,551	4,250	0.55	3,031,256	4,017	0.53	3,075,720	3,014	0.39
Junior subordinated debentures	20,474	332	6.43	20,400	340	6.68	20,181	330	6.49
Securities sold under agreement to repurchase	29,258	48	0.65	29,265	45	0.62	33,394	19	0.23
FHLB advances and other borrowings	3,755	11	1.16	42,101	278	2.65	20,892	117	2.22
Total interest bearing liabilities	3,110,038	4,641	0.59%	3,123,022	4,680	0.60%	3,150,187	3,480	0.44%
Demand and other noninterest bearing deposits	1,416,336			1,345,917			1,314,203
Other noninterest bearing liabilities	88,624			99,147			69,786
Stockholders’ equity	801,393			782,719			744,389
Total liabilities and stockholders’ equity	$5,416,391			$5,350,805			$5,278,565
Net interest income		$50,243			$50,536			$51,126
Net interest spread			4.01%			4.13%			4.27%
Net interest margin			4.21%			4.33%			4.41%
Average interest earning assets to average interest bearing liabilities			152.30%			149.91%			145.92%

(1)	Annualized.

(2)	The average loan balances presented in the table are net of allowances for loan losses and include loans held for sale. Nonaccrual loans have been included in the table as loans carrying a zero yield.

(3)	Yields on tax-exempt securities and loans have not been stated on a tax-equivalent basis.

	Nine Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Total loans receivable, net (2) (3)	$3,651,659	$142,651	5.22%	$3,346,709	$127,601	5.10%
Taxable securities	828,254	17,460	2.82	645,866	12,259	2.54
Nontaxable securities (3)	139,312	2,641	2.53	200,179	3,646	2.44
Other interest earning assets	70,280	1,155	2.20	66,619	1,016	2.04
Total interest earning assets	4,689,505	163,907	4.67%	4,259,373	144,522	4.54%
Noninterest earning assets	672,365			596,239
Total assets	$5,361,870			$4,855,612
Interest Bearing Liabilities:
Certificates of deposit	$508,177	$4,994	1.31%	$451,741	$2,741	0.81%
Savings accounts	505,112	2,061	0.55	512,689	1,444	0.38
Interest bearing demand and money market accounts	2,036,253	4,815	0.32	1,863,135	2,984	0.21
Total interest bearing deposits	3,049,542	11,870	0.52	2,827,565	7,169	0.34
Junior subordinated debentures	20,401	1,026	6.72	20,108	928	6.17
Securities sold under agreement to repurchase	30,512	139	0.61	30,543	52	0.23
Federal Home Loan Bank advances and other borrowings	15,909	305	2.56	45,194	669	1.98
Total interest bearing liabilities	3,116,364	13,340	0.57%	2,923,410	8,818	0.40%
Noninterest bearing deposits	1,365,134			1,201,676
Demand and other noninterest bearing liabilities	96,723			64,686
Stockholders’ equity	783,649			665,840
Total liabilities and stockholders’ equity	$5,361,870			$4,855,612
Net interest income		$150,567			$135,704
Net interest spread			4.10%			4.14%
Net interest margin			4.29%			4.26%
Average interest earning assets to average interest bearing liabilities			150.48%			145.70%

(1)	Annualized.

(2)	The average loan balances presented in the table are net of allowances for loan losses and include loans held for sale. Nonaccrual loans have been included in the table as loans carrying a zero yield.

(3)	Yields on tax-exempt securities and loans have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Earnings:
Net interest income	$50,243	$50,536	$49,788	$51,289	$51,126
Provision for loan losses	466	1,367	920	1,162	1,065
Noninterest income	8,458	7,564	7,429	8,445	8,050
Noninterest expense	36,719	37,547	36,525	37,273	39,461
Net income	17,895	15,984	16,552	16,609	15,504
Basic earnings per share	$0.49	$0.43	$0.45	$0.45	$0.42
Diluted earnings per share	$0.48	$0.43	$0.45	$0.45	$0.42
Average Balances:
Total loans receivable, net	$3,677,405	$3,654,475	$3,622,494	$3,615,362	$3,618,031
Investment securities	952,559	979,532	970,806	933,551	883,919
Total interest earning assets	4,736,704	4,681,588	4,649,259	4,653,215	4,596,734
Total assets	5,416,391	5,350,805	5,317,325	5,325,376	5,278,565
Total interest bearing deposits	3,056,551	3,031,256	3,060,869	3,087,661	3,075,720
Total noninterest bearing deposits	1,416,336	1,345,917	1,332,223	1,356,186	1,314,203
Stockholders' equity	801,393	782,719	766,451	750,165	744,389
Financial Ratios:
Return on average assets, annualized	1.31%	1.20%	1.26%	1.24%	1.17%
Return on average common equity, annualized	8.86	8.19	8.76	8.78	8.26
Return on average tangible common equity, annualized	13.66	12.89	13.94	14.22	13.49
Efficiency ratio	62.55	64.62	63.84	62.40	66.68
Noninterest expense to average total assets, annualized	2.69	2.81	2.79	2.78	2.97
Net interest margin	4.21	4.33	4.34	4.37	4.41
Net interest spread	4.01	4.13	4.17	4.23	4.27

	As of Period End or for the Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Select Balance Sheet:
Total assets	$5,515,185	$5,376,686	$5,342,099	$5,316,927	$5,276,214
Total loans receivable, net	3,694,825	3,681,920	3,660,279	3,619,118	3,614,579
Investment securities	966,102	960,680	985,009	976,095	920,737
Deposits	4,562,257	4,347,708	4,393,715	4,432,402	4,398,127
Noninterest bearing demand deposits	1,429,435	1,320,743	1,338,675	1,362,268	1,311,825
Stockholders' equity	804,127	796,625	778,191	760,723	746,133
Financial Measures:
Book value per share	$21.96	$21.60	$21.09	$20.63	$20.24
Tangible book value per share	14.90	14.56	14.03	13.54	13.11
Stockholders' equity to total assets	14.6%	14.8%	14.6%	14.3%	14.1%
Tangible common equity to tangible assets	10.4	10.5	10.2	9.9	9.6
Loans to deposits ratio	81.8	85.5	84.1	82.4	83.0
Credit Quality Metrics:
Allowance for loan losses to:
Loans receivable, net	0.98%	0.98%	0.98%	0.96%	0.94%
Nonperforming loans	87.97	188.48	207.04	255.73	233.25
Nonperforming loans to loans receivable, net	1.11	0.52	0.47	0.37	0.41
Nonperforming assets to total assets	0.77	0.38	0.36	0.30	0.32
Net charge-offs (recoveries) on loans to average loans receivable, net	0.03	0.13	(0.02)	0.07	0.06
Other Metrics:
Number of banking offices	62	62	63	64	64
Average number of full-time equivalent employees	877	880	878	867	878
Deposits per branch	$73,585	$70,124	$69,742	$69,256	$68,721
Average assets per full-time equivalent employee	$6,176	$6,082	$6,054	$6,142	$6,014